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                                                                    EXHIBIT 4.1

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                       PHYSICIAN CORPORATION OF AMERICA

                                      and

                           BOATMEN'S TRUST COMPANY

                                Rights Agent

                             AMENDMENT NO. 1 TO
                              RIGHTS AGREEMENT


                       Dated as of November 11, 1996


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                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

    This Amendment No. 1 to Rights Agreement, dated as of November 11, 1996 (this "Amendment"), is between Physician Corporation of America, a Delaware corporation (the "Company"), and Boatmen's Trust Company (the "Rights Agent").

    The Company and the Rights Agent have entered into a Rights Agreement, dated as of January 13, 1995 (the "Rights Agreement"). On November 2, 1996, the Company, Sierra Health Services, Inc., a Nevada corporation ("Sierra"), and Sierra Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Sierra ("Sierra Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Company and the Rights Agent wish to amend the Rights Agreement as provided below.

    Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

    1. For purposes of this Amendment, the capitalized terms used herein (in addition to those defined above) have the meaning indicated in the Rights Agreement, except as otherwise set forth in this Amendment.

    2. Section 1(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

         "(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding, but shall not include the Company, any wholly-owned Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any Person holding Common Shares for or pursuant to the terms of any such plan to the extent, and only to the extent, of the Common Shares so held or the Exempt Person (as such term is hereinafter defined); "Exempt Person" shall mean Sierra or any Affiliate of Sierra so long as neither Sierra nor any Affiliate of Sierra is the Beneficial Owner of any Common Shares other than Common Shares of which Sierra or any Subsidiary of Sierra is the Beneficial Owner solely by reason of the execution, delivery or performance of the Merger Agreement. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; PROVIDED, HOWEVER, that if a Person becomes the Beneficial Owner of 15% or more of the Common Shares

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then outstanding by reason of share acquisitions by the Company and shall, after such share acquisitions by the Company, become the Beneficial Owner of any additional Common Shares, then such Person shall be deemed to be an "Acquiring Person"."

    3. Section 3 of the Rights Agreement is hereby amended in its entirety to read as follows:

         "Section 3.    ISSUE OF RIGHT CERTIFICATES.

         (a) Until the earlier (the earlier of such dates being herein referred to as the "Distribution Date") of (i) the close of business on the tenth Business Day after the Shares Acquisition Date and (ii) the close of business on the tenth Business Day after the date of the commencement by any Person (other than the Company, any wholly-owned Subsidiary of the Company, any employee benefit plan of the Company or of any wholly-owned Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan, to the extent such entity is so acting with the approval or consent of the Company, or the Exempt Person) of, or of the first public announcement of the intention of any Person (other than the Company, any wholly-owned Subsidiary of the Company, any employee benefit plan of the Company or of any wholly-owned Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan, to the extent such entity is so acting with the approval or consent of the Company or as part of its ordinary activities with respect to any such plan, or the Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of 15% or more of the Common Shares then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first-class, insured, postage prepaid mail, to

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     each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of EXHIBIT A hereto (a "Right Certificate"), evidencing one Right for each Common Share of the Company so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates."

    4. Section 7(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

    "Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

         (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time, subject to the last sentence of
     Section 23(a) hereof, after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on January 13, 2005 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof and (iv) immediately before the effective time of the merger set forth in the Merger Agreement."

    5. Section 25(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

    Section 25.    NOTICE OF CERTAIN EVENTS.

         (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options (iii) to effect any reclassification of Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power

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     of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than the Exempt Person), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action described by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier."

    6. The Rights Agreement is hereby amended by adding a Section 35 to read as follows:

         "Section 35. SIERRA MERGER. Anything in this Agreement to the contrary notwithstanding, in no event shall the execution, delivery or performance of the Merger Agreement (including without limitation the consummation of the merger set forth in the Merger Agreement and the exchange of Common Shares for the shares of Sierra Common Stock (as defined in the Merger Agreement) in accordance with Article II of the Merger Agreement) cause (A) the Rights to become exercisable, (B) Sierra or any Affiliate of Sierra to be deemed an "Acquiring Person", or (C) the "Shares Acquisition Date" to occur upon any such event and (ii) the "Final Expiration Date" shall occur immediately prior to the Effective Time (as defined in the Merger Agreement)."

    7. This Amendment shall be deemed effective as of 12:01 a.m., Miami, Florida time, on November 2, 1996, as if executed by both parties at such time. Except as expressly set forth herein, the terms and provisions of the Rights Agreement shall continue in full force and effect.

    8. Upon effectiveness of this Amendment, each reference in the Rights Agreement, to "this Agreement", "hereunder", "herein" or words of like import shall be a reference to the Rights Agreement, as amended by this Amendment.

    9. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

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   10.  This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:                                PHYSICIAN CORPORATION
                                       OF AMERICA


By                                     By
  ---------------------------------      ---------------------------------
          John A. Hageman                    E. Stanley Kardatzke, M.D.
            Secretary                          Chairman of the Board


Attest:                                BOATMEN'S TRUST COMPANY



By                                     By
  ---------------------------------      ---------------------------------
            Linda Welch                          Jerry L. Rector
    Assistant Vice President and                Vice President and
        Assistant Secretary                     Assistant Secretary



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